Exhibit 99.28(a)(x)

ARTICLES SUPPLEMENTARY

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT MID CAP STOCK FUND, INC.

LORD ABBETT MID CAP STOCK FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Corporation presently has authority to issue 2,700,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $2,700,000. The Board of Directors has previously classified and designated 700,000,000 authorized shares as Class A shares; 200,000,000 authorized shares as Class B shares; 200,000,000 authorized shares as Class C shares; 200,000,000 authorized shares as Class F shares; 200,000,000 authorized shares as Class I shares; 200,000,000 authorized shares as Class P shares; 200,000,000 authorized shares as Class R2 shares; 200,000,000 authorized shares as Class R3 shares; 200,000,000 authorized shares as Class R4 shares; 200,000,000 authorized shares as Class R5 shares; and 200,000,000 authorized shares as Class R6 shares.

SECOND: In accordance with § 2-105(c) of the Maryland General Corporation Law, the total number of shares of capital stock that the Corporation shall have the authority to issue is hereby increased to 2,750,000,000, of the par value $.001 each, having an aggregate par value of $2,750,000.

THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 50,000,000 newly authorized but unclassified and unissued shares as follows: 50,000,000 shares as Class I shares.

FOURTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the “Articles”) and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

FIFTH: Following the increase in authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 2,750,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $2,750,000. The authorized shares of the Corporation are classified and designated as follows: 700,000,000 authorized shares as Class A shares; 200,000,000 authorized shares as Class B shares; 200,000,000 authorized shares as Class C shares; 200,000,000 authorized shares as Class F shares; 250,000,000 authorized shares as Class I shares; 200,000,000 authorized shares as Class P shares; 200,000,000 authorized shares as Class R2 shares; 200,000,000 authorized shares as Class R3 shares; 200,000,000 authorized shares as Class R4 shares; 200,000,000 authorized shares as Class R5 shares; and 200,000,000 authorized shares as Class R6 shares.

SIXTH: The Corporation is registered as an open-end company investment under the Investment Company Act of 1940, as amended. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of the Maryland General Corporation Law. The shares of stock of the Corporation hereby classified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

SEVENTH: Pursuant to § 2-208.1(d)(2) of the Maryland General Corporation Law, the Articles Supplementary to the Articles set forth herein shall become effective on the date the Articles Supplementary are accepted for record by the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on April 24, 2015.

LORD ABBETT MID CAP STOCK FUND, INC.

	By:	/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary
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THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT MID CAP STOCK FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Lawrence H. Kaplan

Lawrence H. Kaplan

Vice President and Secretary

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